Exhibit 21.01

SUBSIDIARIES OF THE REGISTRANT AS OF JUNE 23, 2005

Subsidiary	Country of Incorporation
Oracle Argentina, S.A.	Argentina
Oracle Corporation Australia Pty. Limited	Australia
Oracle Australia Holdings Pty. Ltd.	Australia
Oracle Consolidation Australia Pty. Limited	Australia
Oracle Superannuation Pty. Limited	Australia
Retek Information Systems Pty	Australia
Oracle Austria GmbH	Austria
Oracle Belgium B.V.B.A./sprl.	Belgium
Oracle BH d.o.o., Sarajevo	Bosnia & Herzogovina
J.D. Edwards & Company Foreign Sales, Inc.	Barbados
Oracle do Brasil Sistemas Limitada	Brazil
PSFT (BVI) Holding Corporation	British Virgin Islands
PeopleSoft China Holding Corporation	British Virgin Islands
Oracle Corporation Canada Inc.	Canada
Steltor Corporation	Canada
Steltor Inc.	Canada
Steltor General Partnership	Canada
WebGain (Nova Scotia) Company	Canada
WebGain Canada Inc.	Canada
Star Acquisition ULC	Canada
Oracle Canada Holdings, Inc.	Canada
Oracle Nova Scotia Company	Canada
Oracle Numetrix Company	Canada
PeopleSoft Canada Co.	Canada
Oracle Systems Limited	Cyprus
Oracle Caribbean, Inc.	Puerto Rico
Oracle Holding Cayman	Cayman Islands
Oracle International Holding Company	Cayman Islands
PeopleSoft Chile Holdings, Ltd.	Cayman Islands
PeopleSoft C.I. Holdings Ltd.	Cayman Islands
PeopleSoft Columbia Holdings, Ltd.	Cayman Islands
PSFT C.I. Holdings Ltd.	Cayman Islands
Sistemas Oracle de Chile, S.A.	Chile
Centro de Capacitacion Oracles Ltda.	Chile
Beijing Oracle Software Systems Company Limited	China
Oracle Research and Development Center, Beijing, Ltd.	China
Oracle Research & Development Center, Shenzhen, Ltd.	China
Oracle Colombia Limitada	Colombia
Oracle de Centroamerica S.A.	Costa Rica
Oracle Croatia d.o.o.	Croatia
Oracle Czech s.r.o.	Czech Republic
Oracle Danmark ApS	Denmark
Oracle Ecuador, S.A. (inactive)	Ecuador
Oracle Egypt Ltd.	Egypt
Oracle Finland OY	Finland
Oracle France, S.A.S.	France
Retek Information Systems SA	France
Oracle Deutschland GmbH	Germany
Retek Informationsysteme GmbH	Germany
Oracle Hellas, S.A.	Greece

Oracle Systems Hong Kong Limited	Hong Kong
Oracle Hong Kong Holdings Limited	Hong Kong
Oracle Hungary Kft.	Hungary
Oracle India Private Ltd.	India
Oracle Solution Services (India) Private Ltd.	India
PT Oracle Indonesia	Indonesia
J.D. Edwards Europe Ltd.	Ireland
Oracle East Central Europe Limited	Ireland
Oracle EMEA Limited	Ireland
Oracle Technology Company	Ireland
Oracle EMEA Holdings	Ireland
PeopleSoft International Limited	Ireland
PSFT Ireland Holding Company	Ireland
Oracle Software Systems Israel Limited	Israel
Oracle Italia S.R.L.	Italy
Oracle Corporation Japan	Japan
Miracle Linux Corporation	Japan
PeopleSoft Japan KK	Japan
Retek Japan KK	Japan
Oracle Korea, Ltd.	Korea
Oracle Finance S.a.r.l.	Luxembourg
PeopleSoft Luxembourg S.a.r.l.	Luxembourg
Oracle Corporation Malaysia Sdn. Bhd.	Malaysia
Oracle MSC SDN BhD	Malaysia
Oracle de Mexico, S.A. de C.V.	Mexico
Oracle Nederland B.V.	The Netherlands
Oracle Distribution B.V.	The Netherlands
Oracle Licensing B.V.	The Netherlands
Tinoway Nederland B.V.	The Netherlands
Oracle Scheduler BV	The Netherlands
Oracle East Central Europe Services BV	The Netherlands
Oracle UK Finance BV	The Netherlands
PeopleSoft International BV	The Netherlands
Oracle Holding Antilles N.V.	Netherlands Antilles
Oracle New Zealand, Ltd.	New Zealand
Oracle Norge AS	Norway
Oracle del Peru, S.A.	Peru
Oracle Philippines, Inc.	Philippines
Oracle Polska, Sp.z.o.o.	Poland
Oracle Portugal — Sistemas de Informacao Lda.	Portugal
Oracle Romania SRL	Romania
Saudi Oracle Limited	Saudi Arabia
Oracle Software and Solution Ltd., Belgrade	Serbia & Montenegro
Oracle Corporation Singapore Pte. Ltd.	Singapore
Oracle Corporation (Singapore) Holdings Private Ltd.	Singapore
Oracle Slovensko spol. s.r.o.	Slovakia
Oracle Software d.o.o., Ljubljana	Slovenia
Oracle Corporation (South Africa)(Pty) Limited	South Africa
Oracle Empowerment (South Africa) (Pty.) Ltd.	South Africa
Oracle Iberica, S.R.L.	Spain
Oracle Svenska AB	Sweden
Oracle Software (Switzerland) LLC	Switzerland
Oracle AG	Switzerland

Oracle Corporation (Thailand) Co. Ltd.	Thailand
Oracle Bilgisayar Sistemleri Limited Sirketi	Turkey
Oracle APSS Trustee Limited	UK
Oracle Corporation UK Limited	UK
Oracle Corporation Nominees Limited	UK
Oracle Resources Ltd.	UK
Oracle EMEA Management	UK
Oracle Corporation UK Trustee Company Limited	UK
Retek Information Systems Ltd.	UK
TimesTen Performance Software (UK) Limited	UK
WebTrak Ltd.	UK
Oracle Uruguay, S.A.	Uruguay
Oracle de Venezuela, C.A.	Venezuela
PeopleSoft Venezuela S.A.	Venezuela
Oracle Vietnam Pty. Ltd.	Vietnam
Business OnLine, Inc.	Delaware
Delphi Asset Management Corporation	Nevada
Graphical Information, Inc.	Florida
Healthcare Acquisition I Corporation	Delaware
HighTouch Technologies, Inc.	Florida
Istante Software	Delaware
Jade Acquisition Corp.	Delaware
OIC Acquisition I Corporation	Delaware
OIC Acquisition II Corporation	Delaware
OIC Acquisition III Corporation	Delaware
OIC Acquisition V Corporation	Delaware
OIC Acquisition VI Corporation	Delaware
OIC Acquisition VII Corporation	Delaware
Oracle IV Centrum Holding Company	Delaware
Oracle Americas Investment LLC	Delaware
Oracle Acquisition I Corporation	Delaware
Oracle Cable, Inc.	Delaware
Oracle China, Inc.	California
Oracle Credit Corporation	California
Oracle Holdings, Inc.	Delaware
Oracle International Corporation	California
Oracle International Investment Corporation	California
Oracle Japan Holding, Inc.	Delaware
Oracle Taiwan, Inc.	California
OracleMobile, Inc.	Delaware
Oracle OTC Holdings LLC	Delaware
Oracle OTC Holdings General Partnership	Delaware
Oracle UK Holdings LLC	Delaware
Oracle USA, Inc.	Colorado
PeopleSoft Texas, Inc.	Delaware
Reliaty, Inc.	New Hampshire
Retek Inc.	Delaware
Retek Information Systems, Inc.	Delaware
Retek International Inc.	Delaware
RSIB, Inc.	Delaware
Strategic Processing Corporation	Illinois
TimesTen, Inc.	Delaware